UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 16, 2011

MMAX MEDIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation	(Commission File Number) Identification No.	(IRS Employer

417 N.E. 12th Avenue, Fort Lauderdale, Florida 33301
 (Address of principal executive offices) (Zip Code)

1-800-991-4534
Registrant’s telephone number, including area code

4600 Greenville Ave., Suite 240, Dallas, TX  75206
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Merger Closing

On March 16, 2011 (the “Closing Date”) MMAX Media, Inc. (“MMAX” or the “Company”) completed its agreement and plan of merger (the “Merger Agreement”) to acquire Hyperlocal Marketing, LLC, a Florida limited liability company (“Hyperlocal”), pursuant to which Hyperlocal merged with and into HLM Paymeon, Inc., a Florida corporation and wholly owned subsidiary of MMAX.  Pursuant to the terms of the Merger Agreement, Tommy Habeeb resigned as our chief executive officer and director and Edward Cespedes was appointed to serve as our chief executive officer and director.  Under the terms of the Merger Agreement, the Hyperlocal members received 20,789,395 shares of MMAX common stock, which equal approximately 50.1% of the total shares of MMAX issued and outstanding following the merger on a fully diluted basis.

Prior to the Closing Date, the Company completed a private placement (the “Private Placement”) and sold an aggregate of 2,000,000 shares of restricted shares of Common Stock to 10 accredited investors for gross proceeds of $250,000.

A copy of the Merger Agreement is incorporated herein by reference and is filed as an Exhibit to this Form 8-K. The description of the transactions contemplated by the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

Hyperlocal Business Overview

As a result of the merger, we will principally engage in the operations of Hyperlocal, a development stage company, that owns and operates products aimed at the location-based marketing industry. Hyperlocal develops and markets products that provide merchants and consumers with mobile marketing services and offers, including but not limited to, mobile coupons, mobile business cards, mobile websites, use of SMS short codes and contest management.  Hyperlocal was organized in January 2010.  Hyperlocal has nominal revenues since its inception.

Since inception, Hyperlocal has incurred net operating losses. As of December 31, 2010, Hyperlocal had a net loss of approximately $254,336 and negative working capital of approximately $6,889. Losses have principally occurred as a result of the substantial resources required for research and development and marketing of the Hyperlocal products which included the general and administrative expenses associated with its organization and product development. We expect operating losses to continue, mainly due to the anticipated expenses associated with the marketing of the Hyperlocal products.

Hyperlocal supports multiple text messaging services such as WAP, MMS and XHTML, runs on a commercial grade mobile marketing platform used by the National Football League, Major League Baseball and others and operates with all major mobile carriers, including AT&T, Sprint, T-Mobile and Verizon. The fully-integrated interface allows for web-based monitoring of customers. It provides access to real-time statistics for each customer’s account, including incoming and outgoing messages, number of keywords, credits, account status and more.

Hyperlocal has also developed “PayMeOn”, a product designed to offer its customers income potential through the purchase and referral of “coupon-style” deals through its mobile and web interfaces.

Marketing Opportunity

Hyperlocal was created to address the opportunities developing in the “hyperlocal” market.  The “hyperlocal” market is also known as, “the location-based market”, “the proximity market”, and the “mobile advertising market”.  The opportunity revolves around new methods of reaching customers “in context” wherever they might be, whenever they might be there, based on the ubiquitous penetration of mobile devices.

As reported by the CTIA Wireless Association in 2010, mobile device penetration (mobile phones, feature phones and smart phones) is over 90% in the United States, with “smart phones” (iphones, droid phones, etc) currently representing just over 20% of all devices (as reported by comscore datagem) – but growing the fastest.

This penetration indicates that most young people and adults have a mobile device with them at all times and would be potential customers for products and services being developed in this market.  We believe that we can capitalize by being an early provider of these products and services to merchants and provide customers with opportunities to receive income for referring coupons. Four out of five teens carry a wireless device, and the majority (57%) view their cell phone as the key to their social life (Source: CTIA Wireless Association).

Merchants can build brand awareness, increase sales, or reward loyalty by adopting mobile marketing strategies that tap the mobile phones power of immediacy.  The hyperlocal market is growing fast.  Hyperlocal estimates that the industry size in 2009 was approximately $450 million, but industry sources expect it to grow to $115 billion by the end of 2012, which is significantly faster growth than the “desktop Internet” experienced in its first few years.

As is typical in fast-growing new marketing segments, lots of different companies that provide lots of different products and services have been incorporated.  This has resulted in a highly “fragmented” situation with few large players and lots of unbranded small players with a vast array of products and services.  Some of the offerings in the hyperlocal market today include:

text platforms	short code sales	short code development
premium keyword sales	mobile websites	mobile coupons
mobile banner advertising	mobile lead generation	application development
application marketing

We believe the hyperlocal market is highly important to the future of large media businesses as more and more of consumer Internet “time spent” moves to mobile devices and to “location based applications”.

Description of Products and Services

Hyperlocal is developing and offering a full suite of mobile marketing “platform” services to businesses.  All its products and services fall broadly into the same “mobile hyperlocal” category; however, Hyperlocal separates its business into two parts: (1) Hyperlocal Mobile Marketing Platform products and services and (2) “PayMeOn”.

The Hyperlocal Mobile Marketing Platform

The Hyperlocal Mobile Marketing Platform will provide local merchants with a marketing platform.  For prices starting as low as $29.95 per month, merchants are offered access to Hyperlocal’s platform that includes:

•           Web-Based Interface
•           Full Statistics and Reporting of Platform Usage
•           Campaign Creation
•           Offer a Full Line of Text Messaging Services
•           MMS (Wap-push)
•           Mobile website creation
•           Long Messages (up to 459 characters)
•           Message Templates (canned messages)
•           User Group Management (sub-groups)
•           Second level Keyword support
•           Cell Phone Originated Group Messaging
•           Calendar Based Message Scheduling (appointment reminders)
•           Email Forwarding to Multiple Email Addresses
•           Text 2 Win, Random Generated coupon codes, Voting and Polling with Real Time Stats & Charts
•           SMS Forwarding
•           API/Http Forwarding (create your own applications)
•           Dedicated Email Support system
•           Low Messaging Fees

Merchants use the platform in a variety of ways by marketing “keywords” that drive consumer interest:

•           Mobile coupons
•           Calls to action (text “MMAX” to 41513 to view a working demonstration)
•           Brand engagement (voting, contests, polling)
•           Geotargeted ads (travel, rental cars)
•           Send alerts, sales related notifications
•           Appointment reminders
•           Audience interactions (concerts, conferences, airports)

The “retail” platform business is marketed primarily to small businesses in various categories, including but not limited to restaurants, automotive supply and repair shops, spas, specialty retail and medical offices.  Hyperlocal also intends to use the platform in a “proprietary” fashion and will market “premium keywords” for sale and “operate” certain premium keywords to enter the lead generation market.

We believe an opportunity for the platform business is to reach small businesses at the right “price point”.  Hyperlocal is currently working two direct sales channels for this product:  door to door and telemarketing.  Hyperlocal is also developing other sales channels, including its own, independent sales personnel and web based sales.

Management believes that much like premium domain names are an asset that can be developed for the web, premium keywords can be developed as valuable mobile marketing assets. Hyperlocal has secured a portfolio of keywords across several verticals including, but not limited to travel, finance, legal, health, autos, games and maps.

PayMeOn

PayMeOn consumers will be able to browse “deal” coupons, purchase them, and most importantly, share them in exchange for cash payments from the web and from the PayMeOn mobile application.  Successful sharing can result in income for users, highlighted on a “per deal” basis with the offers.  We intend to make referral payments to users through PayPal and by check.  We believe that earnings above $10.00 per month will be very meaningful income to PayMeOn users.

PayMeOn operates in the “social income” space.  We define social income as income or benefits derived from referring or recommending products to people in your network(s).  The fundamental driver of the PayMeOn product is the opportunity for users to earn money through referrals.  Many products and services are sold over the Internet today through recommendations or referrals.  Social networks have allowed users to connect seamlessly and have become powerful platforms for “friends” to connect, share, and recommend products that are “imbedded” in the networking experience.  We believe that users should be paid for their successful referrals.  We call these payments “social income”.  We believe that the ubiquitous adoption of mobile phones has created portable and “real time” social networks that can be monetized.

We believe the success of PayMeOn will depend on (1) the quality of deals in many markets, and (2) the quantity of users.  PayMeOn has partnered with Adility, Inc., a third party provider of deals throughout the United States.  Adility negotiates “deals” with all types of merchants and “feeds” them to PayMeOn via an application program interface (api).  This relationship provides PayMeOn with deals across the country that it can market to its users.  PayMeOn is also in discussions with other third-party providers of deals and is reviewing the creation of its own internal “deal getter” team.  By advertising deals in the local markets they are offered, PayMeOn can also leverage Adility to attract new users.

The second part of the marketing plan for PayMeOn is called, “leading with the application”.  That is, marketing primarily aimed at attracting mobile application users.  We believe this will be a powerful approach as these users will be driven more by their desire to earn money than anything else.  This will lead them to share as many deals as possible (as opposed to “leading with deals” where the primary goal of the user is to purchase a great deal) in pursuit of potential payouts.

PayMeOn has partnered with Copper Mobile, whereby Copper Mobile is incentivized to produce at least 200,000 downloads of the Company’s PayMeOn application and 10,000 actual sale transactions (the “Copper Mobile Benchmarks”).  Copper Mobile is experienced with the launch of applications and believes that PayMeOn has significant potential to achieve a “top 50 app” ranking at the iTunes app store, which would translate into significant amounts of additional downloads.  This partnership has no up-front cost to Hyperlocal.  PayMeOn will share a small percentage of each transaction with Copper Mobile and Copper Mobile received 207,316 shares of common stock of MMAX.  The deal is expected to launch during the second quarter of 2011.

Competition

The location based marketing industry is a new, fragmented and competitive industry.  Furthermore, the marketing industry in general is a large and competitive industry.  In the United States and throughout the world, the marketing industry has a diverse set of channels, including direct mail, tele-marketing, television, radio, newspaper, magazines and the recently developed mobile and web-based markets.  The list of market leaders fluctuates constantly.  Many competitors are large and have significantly greater financial, marketing and other resources than Hyperlocal.

Intellectual Property

Hyperlocal has not applied for any U.S. trademarks and, except for common law rights, currently does not hold any intellectual property rights on the products we have developed.  Hyperlocal has secured the following domain names:  paymeon.com; paymeon.net; paymeon.tv; paymeon.org; paymeon.biz; paymeon.mobi; paymeon.co; paymeon.tel; paymeon.us; hyperloc.com; Hyperlocalmarketing.net; Hlmllc.com; and Hlmllc.net.

Employees

Hyperlocal currently employs four full time employees.  Hyperlocal maintains a satisfactory working relationship with its employees and has not experienced any labor disputes or any difficulty in recruiting staff for operations.  While Hyperlocal currently has not entered into any employment agreements with its executives, following the closing of the Merger Agreement, the Company may enter into an employment agreement with Edward Cespedes.

Legal Proceedings

Hyperlocal is currently not subject to any legal proceedings.

Facilities

Hyperlocal’s principal offices are located at 417 N.E. 12th Avenue, Fort Lauderdale, Florida 33301.  We will occupy this space on a month to month basis at nominal cost under an oral agreement with Edward Cespedes.

Risks Related to Hyperlocal Business

Hyperlocal’s independent auditors have raised substantial doubt about its ability to continue as a going concern.

As an early stage company, Hyperlocal has not yet generated significant revenues.  Hyperlocal has incurred operating losses since its inception and will continue to incur net losses until Hyperlocal can produce sufficient revenues to cover its costs.  Hyperlocal’s independent auditors have included in their audit report an explanatory paragraph that states that Hyperlocal’s net loss and working capital deficiency raises substantial doubt about Hyperlocal’s ability to continue as a going concern.

Hyperlocal has a limited operating history, have incurred net losses in the past and expect to incur net losses in the future.

Hyperlocal has a limited operating history and has not recorded a profit since inception. As a result of this, and the uncertainty of the market in which we operate, we cannot reliably forecast our future results of operations. Hyperlocal expects to increase its operating expenses in the future as a result of developing, refining and implementing a sales strategy.

As of December 31, 2010 Hyperlocal has incurred net losses from inception of approximately $254,336. There is no guarantee we will be profitable in the future. In addition, we expect our operating expenses to increase in the future as we expand our operations. If our operating expenses exceed our expectations, our financial performance could be adversely affected. If our revenue does not grow to offset these increased expenses, we may not be profitable in any future period. Our recent revenue growth may not be indicative of our future performance. In future periods, we may not have any revenue growth, or our revenue could decline.

Hyperlocal has a short operating history and a new business model in an emerging and rapidly evolving market. This makes it difficult to evaluate our future prospects and increases the risk of your investment.

Hyperlocal has very little operating history for you to evaluate in assessing our future prospects. You must consider our business and prospects in light of the risks and difficulties Hyperlocal will encounter as an early-stage company in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results. In addition, we do not know if our current business model will operate effectively during the current economic downturn. Furthermore, we are unable to predict the likely duration and severity of the adverse economic conditions in the U.S. and other countries, but the longer the duration the greater risks we face in operating our business. There can be no assurance, therefore, that current economic conditions or worsening economic conditions, or a prolonged or recurring recession, will not have a significant adverse impact on our operating and financial results.

We cannot assure you that Hyperlocal will be able to develop the infrastructure necessary to achieve the potential sales growth.

Achieving revenue growth will require that Hyperlocal develops additional infrastructure in sales, technical and client support functions. We cannot assure you that we can develop this infrastructure or will have the capital to do so. Hyperlocal will continue to design plans to establish growth, adding sales and sales support resources as capital permits, but at this time these plans are untested. If Hyperlocal is unable to use any of its current marketing initiatives or the cost of such initiatives were to significantly increase or such initiatives or its efforts to satisfy existing clients are not successful, Hyperlocal may not be able to attract new clients or retain existing clients on a cost-effective basis and, as a result, our revenue and results of operations would be affected adversely.

The markets that Hyperlocal is targeting for revenue opportunities are new and rapidly developing and may change before we can access them.

The markets for traditional Internet and mobile Web products and services that Hyperlocal is targeting for revenue opportunities are changing rapidly and are being pursued by many other companies, and the barriers to entry are relatively low. We cannot provide assurance that Hyperlocal will be able to realize these revenue opportunities before they change or before other companies dominate the market. Furthermore, Hyperlocal has based certain of its revenue opportunities on statistics provided by third party industry sources.  Such statistics are based on ever changing customer preferences due to our rapidly changing industry.  These statistics, including some of the statistics referenced in this memorandum, have not been independently verified by Hyperlocal.  With the introduction of new technologies and the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales, limit client attrition and maintain our prices.

Hyperlocal will need additional capital to fund its operations.

We believe that Hyperlocal will require additional capital to fund the anticipated expansion of its business and to pursue targeted revenue opportunities. We cannot assure you that we will be able to raise additional capital. If we are able to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations.

Hyperlocal faces significant competition from large and small companies offering products and services related to mobile marketing technologies and services, targeted advertising delivery and the delivery of Web-based video.

Hyperlocal current and potential competitors may have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their products. Hyperlocal current and potential competitors may have more extensive client bases and broader client relationships than Hyperlocal. In addition, these companies may have longer operating histories and greater name recognition. These competitors may be better able to respond quickly to new technologies and to undertake more extensive marketing campaigns. If we are unable to compete with such companies, the demand for Hyperlocal products could substantially decline.

If Hyperlocal fails to promote and maintain its brand in a cost-effective manner, we may lose (or fail to gain) market share and our revenue may decrease.

Hyperlocal believes that developing and maintaining awareness of the Hyperlocal and PayMeOn brands in a cost-effective manner is critical to its goal of achieving widespread acceptance of our existing and future technologies and services and attracting new clients. Furthermore, we believe that the importance of brand recognition will increase as competition in our industry increases. Successful promotion of the brand will depend largely on the effectiveness of Hyperlocal marketing efforts and the effectiveness and affordability of our products and services for our target client demographic. Historically, efforts to build brand recognition have involved significant expense, and it is likely that our future marketing efforts will require us to incur significant expenses. Such brand promotion activities may not yield increased revenue and, even if they do, any revenue increases may not offset the expenses we incur to promote our brand. If we fail to successfully promote and maintain the Hyperlocal brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain the brand, we may lose existing clients to our competitors or be unable to attract new clients, which would cause revenue to decrease.

If Hyperlocal does not innovate and provide products and services that are useful to users, revenues and operating results could suffer.

Hyperlocal’s success depends on providing products and services that client’s use to promote their brands and products via mobile Web or other Web-based advertising.  Competitors are constantly developing innovations in customized communications, including technologies and services related to mobile marketing and targeted ad delivery. As a result, Hyperlocal must continue to invest significant resources in research and development in order to enhance its existing products and services and introduce new high-quality products and services that people will use. Hyperlocal is unable to develop code in house and relies on outsourced and overseas development teams. If we are unable to predict user preferences or industry changes, if we are unable to manage our projects or product enhancements, or if we are unable to modify our products and services on a timely basis, we may lose users, clients and advertisers. Hyperlocal operating results would also suffer if its innovations are not responsive to the needs of users, clients and advertisers, are not appropriately timed with market opportunity or are not effectively brought to market.

The success of the Hyperlocal business depends on the continued growth and acceptance of mobile marketing/advertising as a communications tool, and the related expansion and reliability of the Internet infrastructure. If consumers do not continue to use the mobile Web or alternative communications tools gain popularity, demand for our marketing and advertising technologies and services may decline.

The future success of the Hyperlocal business depends on the continued and widespread adoption of mobile marketing as a significant means of advertising and marketing communication. Security problems such as “viruses,” “worms” and other malicious programs or reliability issues arising from outages and damage to the Internet infrastructure could create the perception that mobile or Web-based marketing/advertising is not a safe and reliable means of communication, which would discourage businesses and consumers from using such methods. Any decrease in the use of mobile devices or Web-based video resources would reduce demand for Hyperlocal marketing technologies and services and harm our business.

If we fail to manage our anticipated growth, our business and operating results could be harmed.

If we do not effectively manage our anticipated growth, the quality of Hyperlocal products and services could suffer, which could negatively affect our brand and operating results. To effectively manage our potential growth, we will need to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements may require significant capital expenditures and allocation of valuable management resources. If the improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues, which could harm our financial position.

Hyperlocal’s relationships with its channel partners may be terminated or may not continue to be beneficial in generating new clients, which could adversely affect its ability to increase our client base.

Hyperlocal maintains a network of active channel partners which refer clients to it within different business verticals. If Hyperlocal is unable to maintain its contractual relationships with existing channel partners or establish new contractual relationships with potential channel partners, it may experience delays and increased costs in adding clients, which could have a material adverse effect on it. The number of clients Hyperlocal is able to add through these marketing relationships is dependent on the marketing efforts of its partners over which it exercises very little control.

Competition for employees in Hyperlocal’s industry is intense, and it may not be able to attract and retain the highly skilled employees whom we need to support our business.

Competition for highly skilled technical and marketing personnel is intense and Hyperlocal continues to face difficulty identifying and hiring qualified personnel in certain areas of its business. We may not be able to hire and retain such personnel at compensation levels consistent with existing compensation structure. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In particular, candidates making employment decisions, particularly in high-technology industries, often consider the value of any equity they may receive in connection with their employment. As a result, any significant volatility in the price of our stock may adversely affect our ability to attract or retain highly skilled technical and marketing personnel.

In addition, Hyperlocal invests significant time and expense in training its employees, which increases their value to competitors who may seek to recruit them. If Hyperlocal fails to retain its employees, we could incur significant expenses in hiring and training their replacements and the quality of our services and our ability to serve our clients could diminish, resulting in a material adverse effect on our business.

Hyperlocal’s intellectual property rights are valuable, and any inability to protect them could reduce the value of its products, services and brand.

Hyperlocal has not yet applied for any patent or trademark protection.  In addition, there are events that are outside of our control that pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed or made available through the internet. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective, and we may not prevail in legal proceedings to prosecute alleged patent infringement or intellectual property misappropriation. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

Hyperlocal also seeks to maintain certain intellectual property as trade secrets. The secrecy could be compromised by third parties, or intentionally or accidentally by our employees, which would cause us to lose the competitive advantage resulting from these trade secrets.

We may in the future be subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to use certain technologies in the future.

Companies in the internet, technology and media industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims against us grows. Our technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time-consuming, expensive to litigate or settle and could divert management resources and attention.

With respect to any intellectual property rights claim, we may have to pay damages or stop using technology found to be in violation of a third party's rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. We have not fully reviewed and assessed the potential intellectual claims centered on our latest asset purchases, mergers, or acquisitions to evaluate any technology licenses required. The technology also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively. Any of these results could harm our brand and operating results.

Our ability to offer Hyperlocal products and services may be affected by a variety of U.S. and foreign laws.

The laws relating to the liability of providers of online and mobile marketing services for activities of their users are in their infancy and currently unsettled both within the U.S. and abroad. Future regulations could affect our ability to provide current or future programming.

We will depend on the services of Edward Cespedes and he is not required to dedicate all of his time to the business and operations of Hyperlocal.

Following the closing of the Merger Agreement we will rely on Edward Cespedes, as our sole officer and director.  Mr. Cespedes is not required to dedicate all of his time and resources to our company.  Furthermore, to date we have not entered into an employment agreement with Mr. Cespedes. The loss of the services of Mr. Cespedes or Mr. Cespedes’ inability to dedicate 100% of his time and resources to our company could materially harm our business. In addition, we do not presently maintain a key-man life insurance policy on Mr. Cespedes.

Our future depends, in part, on our ability to attract and retain key personnel. Our future also depends on the continued contributions of other key technical and marketing personnel. The loss of key personnel and the process to replace any of our key personnel would involve significant time and expense, may take longer than anticipated and may significantly delay or prevent the achievement of our business objectives.

Hyperlocal’s current management must manage transition to a reporting company which may put it at a competitive disadvantage.

Hyperlocal’s management team may not successfully or efficiently manage our transition into a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. In particular, these new obligations will require substantial attention from our executive officers and may divert their attention away from the day-to-day management of our business, which would materially and adversely impact our business operations. Hyperlocal intends to hire additional executive level employees, but there can be no assurance that our current or future management team will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance, and reporting requirements. Our failure to do so could lead to penalties, loss of trading liquidity, and regulatory actions and further result in the deterioration of our business through the redirection of resources.

Problems with third party hosting companies or Hyperlocal’s inability to receive third party approvals for its products could harm us.

Hyperlocal relies on third-party hosting companies. Any disruption in the network access or co-location services provided by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could significantly harm our business.  In addition, Hyperlocal will depend on third parties to approve its products.  If such approvals are unable to be obtained or are not obtained in a timely fashion, Hyperlocal's ability to access additional users and customers from those products would be significantly diminished.

Our business depends on the growth and maintenance of the Internet infrastructure.

Our success will depend on the continued growth and maintenance of the internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security for providing reliable internet services. Internet infrastructure may be unable to support the demands placed on it if the number of internet users continues to increase or if existing or future internet users access the internet more often or increase their bandwidth requirements. In addition, viruses, worms and similar programs may harm the performance of the internet. The internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage as well as our ability to provide our solutions.

Our operating results may fluctuate.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. The following factors may affect our operating results:

•	Our ability to compete effectively.

•	Our ability to continue to attract clients.

•	Our ability to attract revenue from advertisers and sponsors.

•	The amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our business, operations and infrastructure.

•	General economic conditions and those economic conditions specific to the internet and internet advertising.

•	Our ability to keep our websites operational at a reasonable cost and without service interruptions.

•	The success of our product expansion.

•	Our ability to attract, motivate and retain top-quality employees.

Our shares of common stock have traded on a limited basis and you may find it difficult to dispose of your shares of our stock, which could cause you to lose all or a portion of your investment in our Company.

Our shares of common stock are currently quoted on the OTCBB and OTCQX under the symbol “MMAX”. The trading in shares of our common stock has been limited and we anticipate the trading market in the foreseeable future will continue to be limited. As a result, you may find it difficult to dispose of your investment and you may suffer a loss of all or a substantial portion of your investment in our Common Stock.

Our common stock is covered by SEC “Penny Stock” rules which may make it more difficult for you to sell or dispose of our common stock, which could cause you to lose all or a portion of your investment in our Company.

Our Common Stock is covered by an SEC rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, which are generally institutions with assets in excess of $5,000,000, or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities, and also may affect the ability of purchasers of our stock to sell their shares in the secondary market. It may also diminish the number of broker-dealers that may be willing to make a market in our common stock, and it may affect the level of news coverage we receive.

Our management has significant voting power and may take actions that may not be in the best interests of other shareholders and debenture holders.

Edward Cespedes controls approximately 30% of the outstanding common stock of the Company.  He is able to exert significant control over the Company’s management and affairs requiring shareholder approval, including approval of significant corporate transactions.  This concentration of ownership may have the effect of delaying or preventing a change in control.  This concentration of ownership may not be in the best interests of all of the Company’s shareholders.

Beneficial Ownership Table

The following tables set forth information with respect to the beneficial ownership of our outstanding common stock as of the date of this report by: (1) each of our directors; (2) each named executive officer; (3) all of our directors and executive officers as a group; and (4) each stockholder known to us as beneficially owning greater than 5% of our outstanding shares of common stock.  Percentage of Ownership is based on 35,192,769 shares of common stock outstanding after closing of the Merger Agreement (issuance of 20,789,395 shares) and completion of the Private Placement (sale of 2,000,000 shares).  Beneficial ownership means sole or shared voting power or investment power with respect to a security. We have been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated. To our knowledge, none of the shares reported below are pledged as security.

Name and Address of	Number of Shares	Percentage of
Beneficial Owner	Beneficially Owned	Ownership

Edward Cespedes	10,578,117(1)	30.1%
J. Chad Guidry(2)	3,100,000	8.8%
Processing Pros, Inc.(3)	6,386,020	15.4%(3)
All officers and directors	10,578,117(1)	30.1%
as a group (1 person)

_____________________
(1)           Shares issued upon closing of the Merger Agreement.  Shares held by Edward A. Cespedes Revocable Trust dated August 22, 2007, beneficially owned and controlled by Edward Cespedes as trustee.  Ownership excludes 386,036 shares held in trust for the benefit of his children.  Mr. Cespedes disclaims beneficial ownership of his children’s shares.  Address is 417 N.E. 12th Avenue, Fort Lauderdale, Florida 33301.
(2)           Address is 9646 Giddings, Las Vegas, Nevada 89148.
(3)           Processing Pros, Inc., a Nevada corporation, beneficially controlled and owned by Marcus Luna, President, Secretary, Treasurer and Director, 1000 N. Green Valley Pkwy., #300-137, Henderson, Nevada 89074.  Shares of common stock are issuable upon conversion of preferred stock.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

As more fully described in Item 2.01 above, pursuant to the Merger Agreement, we issued to holders of Hyperlocal membership interests 20,789,395 shares of the Company representing approximately 50.1% of the outstanding shares of the Company on a fully diluted basis in consideration of a 100% wholly owned interest in Hyperlocal.  There were 23 members of Hyperlocal prior to the merger.  The shares of common stock issued pursuant to the merger contain the same rights, terms and preferences as the Company's currently issued and outstanding shares of common stock.  The shares issued to the Hyperlocal members were issued under the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D, Rule 506, promulgated thereunder. The shares contain a legend restricting transferability absent registration or applicable exemption. The Hyperlocal members received current information about the Company and had the opportunity to ask questions about the Company. All of the Hyperlocal members were deemed accredited.

On the Closing Date, the Company completed a private placement (the “Private Placement”) and sold an aggregate of 2,000,000 shares of restricted shares of Common Stock to 10 accredited investors for gross proceeds of $250,000.  The proceeds from the Private Placement shall be used for the development of Hyperlocal products and general working capital purposes.  The Private Placement was conducted by the Company’s president and no fees or commissions were paid in connection with the Private Placement.  The shares issued to the investors were issued under the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D, Rule 506, promulgated thereunder. The shares contain a legend restricting transferability absent registration or applicable exemption. The investors received current information about the Company and had the opportunity to ask questions about the Company. All of the investors were deemed accredited.

ITEM 4.01	CHANGES IN THE REGISTRANT’S CERTIFYING ACCOUNTANT

On March 16, 2011 the Company dismissed De Joya Griffith & Company as the Company’s independent registered public accounting firm. The decision to change the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the fiscal year ended September 30, 2010 and the interim period through March 16, 2011, there were no disagreements with De Joya Griffith & Company on any matter of accounting principles or practices, financial statement disclosure, or accounting scope or procedure, which disagreements, if not resolved to the satisfaction of De Joya Griffith & Company , would have caused De Joya Griffith & Company to make reference thereto in its report on the financial statements for such year.

During the fiscal year ended September 30, 2010 and the interim period through the date of dismissal (March 16, 2011), there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The report of De Joya Griffith & Company on the Company’s financial statements as of and for the fiscal year ended September 30, 2010 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle, other than uncertainty as to the Company’s ability to continue as a going concern.

We have requested that De Joya Griffith & Company furnish a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether De Joya Griffith & Company agrees with the above statements made by us. A copy of this letter addressed to the SEC, dated March 16, 2011, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

On March 16, 2011, the Company engaged Webb & Company, P.A., as its new independent registered public accounting firm. The Company has not consulted with Webb & Company, P.A. during the fiscal years ended September 30, 2009 and September 30, 2010 and the interim period through March 16, 2011, on either the application of accounting principles or type of opinion Webb & Company, P.A. might issue on the Company’s financial statements.

ITEM 5.01	CHANGES IN CONTROL OF THE REGISTRANT

On the Closing Date, we consummated the transactions contemplated by the Merger Agreement. Other than the transactions and agreements disclosed in this Form 8-K, we know of no other arrangements, which may result in a change in control.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Item 2.01 of this report is hereby incorporated herein by reference. At the Closing, Tommy Habeeb resigned as officer and director as more specifically set forth under the Company’s Schedule 14f-1 Statement.  Effective at the Closing, our Board of Directors appointed Edward Cespedes to serve as sole director.  Mr. Cespedes will serve on the Board of Directors and shall hold office until the next election of directors by stockholders and until his successor is elected and qualified or until his earlier resignation or removal.  In connection with the transactions contemplated under the Merger Agreement, Edward A. Cespedes was also appointed chief executive officer and chief financial officer. Mr. Cespedes has served as interim president of the Company since February 17, 2011.  Mr. Cespedes owns a controlling interest in Hyperlocal and serves as Hyperlocal’s chief executive officer.  Following the closing of the Merger Agreement Mr. Cespedes shall be entitled to maintain all of his other business arrangements and shall not be required to spend full time in his position with the Company.

Mr. Cespedes, age 45, has served as the Vice Chairman of Tralliance Registry Management Corporation, the company that manages the .travel Internet domain and was the Company’s Chief Executive Officer from 2006 through 2009.  Mr. Cespedes has served as President of theglobe.com (otcbb:  tglo) since June 2002 and as a director of theglobe.com, Inc. since 1997.  Mr. Cespedes also serves as theglobe.com’s Chief Financial Officer.  Mr. Cespedes is also the President of E&C Capital Ventures, Inc., the general partner of E&C Capital Partners LLP.  Mr. Cespedes served as the Vice Chairman of Prime Ventures, LLC, from May 2000 to February 2002.  From August 2000 to August 2001, Mr. Cespedes served as the President of the Dr. Koop Lifecare Corporation (formerly Nasdaq:  koop) and was a member of the Company's Board of Directors from January 2001 to December 2001.

Mr. Cespedes did not receive any compensation from MMAX for services he performed during the period between entering into the Merger Agreement and the Closing Date.  Following the closing of the Merger Agreement, the Company may enter into an employment agreement with Mr. Cespedes.  The Company entered into an Indemnification Agreement with Mr. Cespedes in connection with his appointment as an officer.  Under the Indemnification Agreement, the Company has agreed to indemnify Mr. Cespedes to the fullest extent permitted by Nevada law and, in certain circumstances, to pay expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by each such director in any action or proceeding brought or asserted against him in his capacity as an officer of the Company.

Certain Relationships and Related Transactions, and Director Independence

Hyperlocal currently occupies executive offices provided on a month to month basis at nominal cost by Mr. Cespedes.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

In connection with the Merger Agreement and reverse acquisition transaction with Hyperlocal, the Company’s board of directors, on the Closing Date, approved a change of our fiscal year end to December 31, the fiscal year end of our operating company Hyperlocal.  The foregoing description of the reverse transaction is qualified in its entirety by reference to Item 2.01 above.  Starting with the periodic report for the quarter in which the Merger was completed, we will file annual and quarterly reports based on December 31 fiscal year end.  Such financial statements will depict the operating results of the Company including the acquisition of Hyperlocal.  In reliance on Section III F of the SEC’s Division of Corporate Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance dated March 31, 2001, we do not intend to file a transition report.  However, this report includes the audited consolidated financial statements of Hyperlocal for the year ended December 31, 2010.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired.

Audited financial statements of Hyperlocal Marketing, LLC as of December 31, 2010 and related notes thereto.

(b)	Pro forma financial information.

Unaudited pro forma financial information and notes to unaudited pro forma financial information (to be filed).

(d)	Exhibits.

Exhibit No.	Description

2.1	Merger Agreement dated February 17, 2011

10.1	Indemnification Agreement dated February 17, 2011 (previously filed on Form 8-K dated February 18, 2011)
16.1	Letter from De Joya Griffith & Company
99.1	Press Release dated March 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMAX MEDIA, INC. Registrant

/s/ Edward Cespedes
By: Edward Cespedes
Its: Chief Executive Officer

Dated: March 18, 2011

HYPERLOCAL MARKETING, LLC

CONTENTS

PAGE	1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	2	BALANCE SHEET AS OF DECEMBER 31, 2010

PAGE	3	STATEMENT OF OPERATIONS AND MEMBERS EQUITY FOR THE PERIOD FROM JANUARY 22, 2010 (INCEPTION) TO DECEMBER 31, 2010

PAGE	4	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JANUARY 22, 2010 (INCEPTION) TO AUGUST 31, 2010

PAGES	5 - 11	NOTES TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Members of:
Hyperlocal Marketing, LLC

We have audited the accompanying balance sheet of Hyperlocal Marketing, LLC at December 31, 2010, and the related statements of operations and members' equity, and cash flows for the period January 22, 2010 (Inception) to December 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hyperlocal Marketing, LLC  at December 31, 2010 and the results of its operations and its cash flows for the period from January 22, 2010 (Inception) to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company reported a net loss of $254,336 and cash used in operations in 2010 of $128,303 and a working capital deficiency of $6,889. These matters raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans as to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, FL
February 4, 2011

1

HYPERLOCAL MARKETING, LLC
BALANCE SHEET
DECEMBER 31, 2010

ASSETS

CURRENT ASSETS

Cash	$13,989
Prepaid expenses	2,082

TOTAL CURRENT ASSETS	16,071

Computer Equipment, Net	762
Website Costs, Net	24,521

TOTAL ASSETS	$41,354

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$3,000
Deferred Revenue	4,960
Note Payable	15,000

TOTAL CURRENT LIABILITIES	22,960

COMMITMENTS AND CONTINGENCIES	-

MEMBERS' EQUITY	18,394

TOTAL LIABILITIES AND MEMBER'S EQUITY	$41,354

See accompanying notes to
financial statements.

2

HYPERLOCAL MARKETING, LLC
STATEMENT OF OPERATIONS AND MEMBERS EQUITY
FOR THE PERIOD FROM JANUARY 22, 2010 (Inception) TO  DECEMBER 31, 2010

Revenue
Service Revenue, net	$28,973

OPERATING EXPENSES
Professional fees	1,780
Web development and hosting	20,622
Marketing	1,010
Payroll and payroll taxes	98,873
Consulting	111,673
Travel and entertainment	26,187
General and administrative	23,164
Total Operating Expenses	283,309

NET LOSS	(254,336)

MEMBERS EQUITY BEGINNING JANUARY 22, 2010	-
CAPITAL CONTRIBUTIONS	272,730
MEMBERS EQUITY DECEMBER 31, 2010	$18,394

See accompanying notes to financial statements.

3

HYPERLOCAL MARKETING, LLC
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 22, 2010 (Inception) TO  DECEMBER 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(254,336)
Adjustments to reconcile net loss to net cash used in operating activities:
In-kind contribution	9,057
Depreciation	425
Units issued for services	110,673
Changes in operating assets and liabilities:
Increase in prepaid expenses	(2,082)
Increase in accounts payable	3,000
Increase in deferred revenue	4,960
Net Cash Used In Operating Activities	(128,303)

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of computers	(933)
Website costs	(24,775)
Net Cash Used In Investing Activities	(25,708)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from note payable	15,000
Proceeds from sale of membership interests	153,000
Net Cash Provided By Financing Activities	168,000

NET INCREASE IN CASH	13,989

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$13,989

Supplemental disclosure of non cash investing & financing activities:
Cash paid for income taxes	$-
Cash paid for interest expense	$-

See accompanying notes to financial statements.

4

HYPERLOCAL MARKETING, LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 22, 2010 (INCEPTION)
TO DECEMBER 31, 2010

NOTE 1	ORGANIZATION, NATURE OF BUSINESS AND GOING CONCERN

(A) Organization

Hyperlocal Marketing, LLC (The Company) was originally organized in the State of Florida on January 22, 2010. The Company has focused it efforts on organizational activities, raising capital, software development and evaluating operational opportunities.

(B) Nature of Business

The Company  intends to be a subscription and advertising based seller and reseller of mobile marketing and group buying software and services to consumers and companies in the automotive, healthcare, financial services, food services, specialty retail and other industries.  Hyperlocal Marketing currently markets and sells easy to use mobile marketing services, including mobile coupons, mobile business cards, mobile websites, use of SMS short codes, contest management, and more.  The Company also has premium keyword related products and is developing additional location based applications

(C) Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company and its ability to meet its ongoing obligations. The Company has a net loss of $254,336 and net cash used in operations of $128,303 from the period January 22, 2010 (Inception) to December 31, 2010 and a working deficiency of $6,889 at December 31, 2010.

These conditions, as well as the conditions noted below, were considered when evaluating the Company’s liquidity and its ability to meet its ongoing obligations. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern.

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) Cash and Cash Equivalents

The Company considers investments that have original maturities of three months or less when purchased to be cash equivalents.

5

HYPERLOCAL MARKETING, LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 22, 2010 (INCEPTION)
TO DECEMBER 31, 2010

(B) Use of Estimates in Financial Statements

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the period covered by these financial statements include the valuation of software for impairment analysis purposes and valuation of any beneficial conversion features on convertible debt.

(C)Fair value measurements and Fair value of Financial Instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820.

Due to the short-term nature of all financial assets and liabilities, their carrying value approximates their fair value as of the balance sheet date.

Software maintenance costs are charged to expense as incurred. Expenditures for enhanced functionality are capitalized. The cost of the software and the related accumulated amortization are removed from the accounts upon retirement of the software with any resulting loss being recorded in operations.

6

HYPERLOCAL MARKETING, LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 22, 2010 (INCEPTION)
TO DECEMBER 31, 2010

(D) Computer Equipment, net

Are capitalized at cost, net of accumulated depreciation. Depreciation is calculated by using the straight-line method over the estimated useful lives of the assets, which is three years for all categories. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of computer equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

(E) Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or a change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

(F) Income Taxes

As a limited liability company, the Company does not incur income taxes. Instead, its earnings are included in the members’ personal income tax returns and taxed depending on their personal tax situations.  The financial statements, therefore, do not include a provision for income taxes.

(G) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

The Company recognizes revenue from the sale of keywords over the period the keywords are purchased for exclusive use, usually one year.

The Company recognizes revenue from setup fees at the time the initial set up is complete and no further work is required. Revenue from the sale of bulk text messages sales are recognized at the time messages are delivered. Revenue from monthly membership fees are recorded upon the monthly anniversary date of each member.

7

HYPERLOCAL MARKETING, LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 22, 2010 (INCEPTION)
TO DECEMBER 31, 2010

(H) Recent Accounting Pronouncements

The following is a summary of recent authoritative pronouncements that affect accounting, reporting, and disclosure of financial information by the Company.

In January 2010, the FASB issued Accounting Standard Update (ASU) No. 2010-06, Improving Disclosures about Fair Value Measurements, which requires additional disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2 and 3. The new disclosures are effective for the Company’s financial statements issued for interim and annual periods beginning January 1, 2010. The Company applied these disclosures in the accompanying footnotes except for non-financial assets as provided in ASC 820-10-65.

Recently Adopted Accounting Standards - The following is a summary of recent authoritative pronouncements that were adopted in the attached financial statements by the Company.

(I) Website Costs

The Company has adopted the provisions of Emerging Issues Task Force 00-2, “Accounting for Web Site Development Costs.” Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be three years.

NOTE 3	SOFTWARE COSTS

Software costs consisted of the following at December 31, 2010

Software costs	$24,775
Accumulated amortization	(254)
Impairment	-
Software costs, net	$24,521

Amortization expense for the period January 22, 2010 (Inception) to December 31, 2010 was $254.

8

HYPERLOCAL MARKETING, LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 22, 2010 (INCEPTION)
TO DECEMBER 31, 2010

NOTE 4	COMPUTER EQUIPMENT, NET

Computer equipment consisted of the following at December 31, 2010

Computer equipment	$933
Accumulated depreciation	(171)
Furniture and equipment, net	$762

Depreciation expense for period January 22, 2010 (Inception) to December 31, 2010 was $171.

NOTE 5	NOTES PAYABLE

On December 5, 2010 the Company borrowed $15,000 pursuant to a note payable. The note bears interest at a rate of 10% per annum and is payable upon demand by the holder after March 10, 2011. As additional consideration the holder is entitled to receive 100,000 shares of common stock in a newly formed entity if the Company completes a merger by March 10, 2011. If the Company completes a merger after March 10, 2011 the holder is entitled to 150,000 shares of common stock in the newly formed entity. If the Company does not complete a merger the holder is not entitled to any shares of common stock. As of December 31, 2010 the Company has not recorded any value for this contingency.

NOTE 6	COMMITMENTS AND CONTINGENCIES

On December 5, 2010 the Company borrowed $15,000 pursuant to a note payable. The note bears interest at a rate of 10% per annum and is payable upon demand by the holder after March 10, 2011. As additional consideration the holder is entitled to 100,000 shares of common stock in a newly formed entity if the Company completes a merger by March 10, 2011. If the Company completes a merger after March 10, 2011 the holder is entitled to 150,000 shares of common stock in the newly formed entity. If the Company does not complete a merger the holder is not entitled to any shares of common stock. As of December 31, 2010 the Company has not recorded any value for this contingency.
During January 22, 2010, the Company entered into a one year consulting services agreement with a consultant to provide services related to financial services and public relations matters. The agreement requires the Company to issue 11.06 units and make cash payments of up to $100,000 based on certain milestone events and further negotiation between the parties.

9

HYPERLOCAL MARKETING, LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 22, 2010 (INCEPTION)
TO DECEMBER 31, 2010

During January 2011, the Company entered into a two year software development and marketing agreement with a software developer. The agreement requires the developer to develop an application to use the Company’s product in an iphone application. The agreement requires the application to reach one of the following milestones; 200,000 downloads or 10,000 gift certificate purchases within 60 days of the application becoming available. The developer is entitled to 3% of the gross sales of the gift certificates and the issuance of 2.90 units of the Company upon meeting the milestone.

NOTE 7	MEMBER EQUITY

During January 2010, the Company issued 201.02 units to founders for services. The units were valued at the fair value on the date of grant of $38.

During March 2010, the Company issued 71.82 units for cash of $133,000.

During June 2010, the Company issued 4 units for cash of $20,000.

During January, 2010, the Company issued 11.06 units for services with a fair value on the date of grant of $110,635.

During 2010, the managing member contributed $9,057 of salary back to the Company. The amount was recorded as an in-kind contribution by the managing member.

On May 31, 2010 the Company effected a 5.4 to 1 forward split of its units. The financial statements have been retroactively adjusted to reflect the unit split.

NOTE 8	RELATED PARTIES

The Company leases employees from a Company owned by our managing member and principal unit holder. During the period ended December 31, 2010, the related party was paid $98,873.

During 2010, the Company paid $1,997 for sales commissions to a unit holder.

NOTE 9	CONCENTRATIONS

For the period from January 22, 2010 inception to December 31, 2010 two customers accounted for 20% and 11%, respectively of net revenues.

10

HYPERLOCAL MARKETING, LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 22, 2010 (INCEPTION)
TO DECEMBER 31, 2010

NOTE 10	SUBSEQUENT EVENTS

On January 21, 2011, the Company borrowed $15,000 pursuant to a note payable. The note bears interest at a rate of 10% per annum and is payable July 20, 2011. If the Company completes a merger with a public company prior to July 20, 2011 the note and accrued interest automatically convert into 144,000 shares of common stock in the newly formed entity. If the Company has not completed a merger by July 20, 2011 the note and accrued interest is due the holder.

On February 3, 2011, the Company borrowed $15,000 pursuant to a note payable. The note bears interest at a rate of 10% per annum and is payable upon demand by the holder after March 10, 2011. As additional consideration the holder is entitled to receive 100,000 shares of common stock in a newly formed entity if the Company completes a merger by March 10, 2011. If the Company completes a merger after March 10, 2011 the holder is entitled to 150,000 shares of common stock in the newly formed entity. If the Company does not complete a merger the holder is not entitled to any shares of common stock. As of December 31, 2010 the Company has not recorded any value for this contingency.

During January 2011, the Company entered into a two year software development and marketing agreement with a software developer. The agreement requires the developer to develop an application to use the Company’s product in an iphone application. The agreement requires the application to reach one of the following milestones; 200,000 downloads or 10,000 gift certificate purchases within 60 days of the application becoming available. The developer is entitled to 3% of the gross sales of the gift certificates and the issuance of 2.90 units of the Company upon meeting the milestone.

The Company evaluated subsequent events through February 4, 2011, the date the financial statements were issued.

11